EXHIBIT (11)




EXHIBIT 11
THE DIXIE GROUP, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

(amounts in thousands, except per share data)

                                                    Three Months Ended
                                                __________________________

                                                 March 29,      March 30,
                                                   1997           1996
                                                ___________    ___________
PRIMARY:
             NET INCOME (LOSS)                  $     2,981    $      (991)
                                                ___________    ___________
                                                ___________    ___________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                                11,202         11,196

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                                   161            -0-

Net effect of stock
 subscriptions based on the
 treasury stock method using
 average market price                                   151            -0-
                                                ___________    ___________

          TOTAL SHARES                               11,514         11,196
                                                ___________    ___________
                                                ___________    ___________



         PER SHARE AMOUNT                       $       .26    $      (.09)
                                                ___________    ___________
                                                ___________    ___________




FULLY DILUTED:
  Net income (loss)                             $     2,981     $     (991)
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                                      -0-            -0-
                                                ___________    ___________

       ADJUSTED NET INCOME (LOSS)               $     2,981     $     (991)
                                                ___________    ___________
                                                ___________    ___________


EXHIBIT 11
THE DIXIE GROUP, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                                    Three Months Ended
                                                __________________________

                                                 March 29,      March 30,
                                                   1997           1996
                                                ___________    ___________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                                11,202         11,196

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                                           161            -0-

Net effect of stock
 subscriptions based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                                           151            -0-

Net effect of conversion of
 convertible subordinated
 debentures (A)                                         -0-            -0-
                                                ___________    ___________

             TOTAL SHARES                            11,514         11,196
                                                ___________    ___________
                                                ___________    ___________



         PER SHARE AMOUNT                       $       .26   $       (.09)
                                                ___________    ___________
                                                ___________    ___________



(A) Conversion of convertible subordinated debentures to 1,391 shares with an after-tax interest requirement of $473 for the three months ended March 29, 1997 and March 30, 1996 has been excluded from computation since the effect was anti-dilutive.